UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 6, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2016, Roper Technologies, Inc. (the “Company”) agreed to acquire Project Diamond Holdings Corporation (the “Deltek Acquisition”) and, in connection with the Deltek Acquisition, entered into Amendment No. 1 to Credit Agreement (the “Amendment”) to the Credit Agreement dated September 23, 2016 among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A., as syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., PNC Bank, National Association, SunTrust Bank and TD Bank, N.A., as co-documentation agents.

The Amendment (a) increases the maximum Consolidated Total Leverage Ratio (as defined in the Credit Agreement) covenant from 3.50 to 1.0 to, (i) if the Deltek Acquisition is consummated on or before December 31, 2016, 4.25 to 1.0 through June 30, 2017 and 4.00 to 1.0 through December 31 2017 or (ii) if the Deltek Acquisition is consummated after December 31, 2016 but on or before March 31, 2017, 4.25 to 1.0 from January 1, 2017 through June 30, 2017 and 4.00 to 1.0 through December 31, 2017 and (b) excludes any indebtedness the proceeds of which is to be used to finance the Deltek Acquisition from the calculation of the Consolidated Total Leverage Ratio until such time as the Deltek Acquisition is consummated or five business days after the Deltek Acquisition is terminated, so long as such proceeds are either held in escrow on customary terms or are held by the Company in an account at the administrative agent or a lender under the Credit Agreement as unrestricted cash or cash equivalents.

The above description of the Amendment does not purport to be complete and is included solely as a summary of the material terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2016 the Company entered into a commitment letter with JPMorgan Chase Bank, N.A. pursuant to which JPMorgan Chase Bank, N.A. has committed to provide the Company with an $800 million senior unsecured term loan (the “2016 term loan”). The proceeds of any indebtedness for borrowed money incurred by the Company or its subsidiaries on or after December 6, 2016 (subject to certain customary exceptions) will reduce the amount of the 2016 term loan that is available to be borrowed on a dollar for dollar basis. The proceeds of this 2016 term loan, if any, will be available to the Company to finance a portion of the consideration payable in the Deltek Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

Exhibit 10.1	Amendment No. 1, dated as of December 2, 2016, to Credit Agreement dated as of September 23, 2016 by and among the Company, the foreign subsidiary borrowers party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

Date: December 7, 2016
	By:	/s/ John Humphrey
John Humphrey Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Amendment No. 1, dated as of December 2, 2016, to Credit Agreement dated as of September 23, 2016 by and among the Company, the foreign subsidiary borrowers party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and parties thereto.